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AMENDMENT TO

CUSTODY AGREEMENT

This AMENDMENT (“Amendment”) is made and entered into, as of the latest date on the signature page hereto (the “Effective Date”), by and between THE BANK OF NEW YORK MELLON, a New York state chartered bank (“BNY”), and each investment company identified on Appendix I and each investment company which becomes a party to this Agreement in accordance with the terms hereof, including, if applicable, each series of the investment companies identified on Appendix I and each series which becomes a party to this Agreement in accordance with the terms hereof (each such investment company, or series thereof, severally, and not jointly (the “Customer”). BNY and Customer are collectively referred to as the “Parties” and individually as a “Party”.

WHEREAS, Customer and BNY have entered into a Custody Agreement dated as of June 1, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”); and

WHEREAS, Customer and BNY desire to amend the Agreement as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and intending to be legally bound, the Parties agree as follows.

1.   Alger Next Gen Growth Fund is hereby added to the Agreement as a Customer.

2.   Appendix I to the Agreement is hereby deleted and replaced with the Appendix I attached hereto.

3.   As hereby amended and supplemented, the Agreement shall remain in full force and effect in accordance with its terms. In the event of a conflict between the terms hereof and the Agreement, this Amendment shall control. From and after the Effective Date, any reference to the Agreement shall be a reference to the Agreement as amended hereby. Capitalized terms not specifically defined herein will have the same meaning ascribed to them under the Agreement.

4.   This Amendment constitutes the sole and entire agreement among the Parties with respect to the matters dealt with herein, and merges, integrates and supersedes all prior and contemporaneous discussions, agreements and understandings between the Parties, whether oral or written, with respect to such matters.

5.   This Amendment may be executed in any number of counterparts, either manually or by Electronic Signature, each of which will be deemed an original, and said counterparts when taken together will constitute one and the same instrument and may be sufficiently evidenced by one set of counterparts. Executed counterparts may be delivered by facsimile or email. “Electronic Signature” means an image, representation or symbol inserted into an electronic copy of the Amendment by electronic, digital or other technological methods.

6.   The governing law provision of the Agreement shall be the governing law provision of this Amendment.

7.   Each of the parties represents and warrants to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind such party or parties to this Amendment,

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including by Electronic Signature, and any such Electronic Signature represents an intent to enter into this Agreement and an agreement with its terms.

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[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

THE BANK OF NEW YORK MELLON	EACH CUSTOMER SET FORTH ON APPENDIX I HERETO, ACTING ON BEHALF OF THEIR RESPECTIVE SERIES, IF ANY, SEVERALLY AND NOT JOINTLY

By: ./s/ Michael Gronsky	By: /s/ Tina Payne

Name: Michael Gronsky	Name: Tina Payne

Title: Senior Vice President	Title: Secretary

Date: March 17, 2026	Date: March 2, 2026

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APPENDIX I

CUSTOMER	SERIES
The Alger Funds

Alger 35 Fund

Alger AI Enablers & Adopters Fund

Alger Capital Appreciation Fund

Alger Concentrated Equity Fund

Alger Growth & Income Fund

Alger Health Sciences Fund

Alger International Opportunities Fund

Alger International Small Cap Fund

Alger Mid Cap Focus Fund

Alger Mid Cap Growth Fund

Alger Small Cap Focus Fund

Alger Small Cap Growth Fund

Alger Weatherbie Specialized Growth Fund

The Alger Funds II	Alger Dynamic Opportunities Fund Alger Emerging Markets Fund Alger Responsible Investing Fund Alger Spectra Fund

The Alger Institutional Funds	Alger Capital Appreciation Institutional Fund Alger Focus Equity Fund Alger Mid Cap Growth Institutional Fund Alger Small Cap Growth Institutional Fund

Alger Global Equity Fund	N/A

The Alger Portfolios	Alger Balanced Portfolio Alger Capital Appreciation Portfolio Alger Growth & Income Portfolio Alger Large Cap Growth Portfolio Alger Mid Cap Growth Portfolio Alger Small Cap Growth Portfolio
The Alger ETF Trust	Alger 35 ETF Alger AI Enablers & Adopters ETF Alger Concentrated Equity ETF Alger Mid Cap 40 ETF Alger Russell Innovation ETF

Alger Next Gen Growth Fund	N/A